Exhibit 10.4

THE MAXIMUM PRINCIPAL AMOUNT OF INDEBTEDNESS SECURED HEREBY, EXCLUDING ADVANCES MADE BY THE MORTGAGEE IN PROTECTION OF THE PREMISES OR THE LIEN OF THIS MORTGAGE, SHALL BE FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00)

COMBINATION MORTGAGE, SECURITY AGREEMENT
AND FIXTURE FINANCING STATEMENT

THIS COMBINATION MORTGAGE, SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT (the “Mortgage”), is made this 8th day of September, 2015, from Pro-Dex Sunfish Lake, LLC, a Delaware limited liability company (“Mortgagor”) to Fortitude Income Funds, LLC, a Delaware limited liability company (“Mortgagee”).

In consideration of the sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00) to Mortgagor or to its benefit in hand paid, and for the purpose of securing (a) the repayment of the indebtedness evidenced by Mortgagor’s note(s) below described (hereinafter called “Note” whether one or more):

Date of Note	Principal Balance Due

September 8, 2015	$500,000.00

payable to the order of Mortgagee with interest thereon as set forth therein, principal and interest being due and payable as set forth therein, with the full principal balance being due and payable not later than March 1, 2016, and all amendments, renewals, extensions and modifications thereof; (b) the payment of all other sums with interest thereon as may be advanced by Mortgagee in accordance with this Mortgage (the indebtedness evidenced by the Note and all such other sums are hereinafter collectively referred to as the “Indebtedness”); and (c) the performance of all the covenants, conditions and agreements of Mortgagor herein contained, Mortgagor does hereby mortgage, grant, bargain, sell, assign, transfer and convey unto Mortgagee, its successors and assigns, forever, with power of sale, the following:

I.

All of its right, title and interest in and to the tracts, parcels and interest in the land described in Exhibit A attached hereto (the “Land”), and the buildings, structures and other improvements now standing or at any time hereafter constructed or placed upon the Land (the “Improvements”) including, but not limited to, (i) all building materials, supplies and equipment now or hereafter located on the Land and suitable or intended to be incorporated in any building, structure, or other improvement located or to be erected on the Land, (ii) all heating, plumbing and lighting apparatus, motors, engines and machinery, electrical equipment, dynamos, transformers, oil burners, sprinkling equipment, boilers, furnaces, elevators and motors, equipment, communication systems, incinerator apparatus, ventilating and air conditioning equipment, water and gas apparatus, pipes, faucets, and all other fixtures of every description which are now or may hereafter be placed or used upon the Land or in any building or improvement now or hereafter located thereon (excluding, however, fixtures owned by tenants occupying space in any building now or hereafter located on the Land which are not basic to the operation of the building), (iii) all appliances, water softeners, carpets, carpeting, window shades and blinds, furniture, furnishings, maintenance equipment, chairs, tables, linen, desks, stoves, refrigerators, televisions, washing machines and dryers, restaurant equipment and all other personal property now or hereafter located in, or on, or used, or intended to be used in connection with the Land or the Improvements (excluding personal property owned by tenants occupying space in any building now or hereafter located on the Land), (iv) all additions, accessions, increases, parts, fittings, accessories, replacements, substitutions, betterments and repairs to and of any and all of the foregoing, (v) all proceeds of the property described in the foregoing subparagraphs (i) through (iv), including all insurance proceeds and condemnation awards made with respect to such property, and (vi) all hereditaments, easements, appurtenances, estates, riparian rights, mineral rights and all other rights and interests now or hereafter belonging to or in any way pertaining to the Land or to any building or improvement now or hereafter located thereon.

II.

All rents, issues, profits, condemnation awards, insurance proceeds, revenues and income arising from the ownership or operation of the Land and the Improvements and all proceeds and products thereof (herein collectively called “Revenues and Income”).

To Have and To Hold the Lands and Improvements (together the “Mortgaged Property”), and the Revenues and Income therefrom, together with all privileges, hereditaments and appurtenances thereunto now or hereafter belonging or in anywise appertaining, and the proceeds thereof unto Mortgagee forever: provided, nevertheless, that this Mortgage is upon the express condition that if Mortgagor shall cause to be paid to Mortgagee as and when due and payable the principal of, premium, if any, and interest on the Note, and all other Indebtedness, and if Mortgagor shall also keep and perform each and every covenant and agreement of Mortgagor herein contained, then, this Mortgage and the estate hereby granted shall cease and be and become void and shall be released of record at the expense of Mortgagor; otherwise this Mortgage shall be and remain in full force and effect.

Mortgagor represents, warrants and covenants to and with Mortgagee that it is lawfully seized of the Land in fee simple and has good right and full power and authority to execute this Mortgage and to mortgage the Mortgaged Property: that Mortgagor owns the Mortgaged Property free from all liens, security interests and encumbrances with the exception of those permitted encumbrances set forth in Exhibit B attached hereto (the “Prior Permitted Encumbrances”); that Mortgagor will warrant and defend its title to the Mortgaged Property and the lien and priority of this Mortgage against all claims and demands of all persons whomsoever, whether now existing or hereafter arising, with the exception of the Prior Permitted Encumbrances; and that all buildings and improvements now or hereafter located on the Land are, or will be, located entirely within the boundaries of the Land. The covenants and warranties of this paragraph shall survive foreclosure of this Mortgage and shall run with the Land.

Mortgagor further covenants and agrees as follows:

1.          Payment of the Note. Mortgagor shall duly and punctually pay the principal of and interest on the Note, together with any prepayment charges and late charges provided for in the Note, in accordance with the terms of the Note, and pay all other Indebtedness, when and as due and payable. The provisions of the Note are hereby incorporated by reference into this Mortgage as fully as if set forth at length herein.

2.          Status of Mortgagor. The Mortgagor’s exact legal name is correctly set forth at the end of this Mortgage Instrument. The Mortgagor, if applicable, is an organization of the type specified in the first paragraph of this Mortgage. The Mortgagor is incorporated in or organized under the laws of the state specified in the first paragraph of this Mortgage. The Mortgagor will not cause or permit any change to be made in its name, identity or corporate or partnership structure, including, any transfer, assignment, sale or encumbrance with respect to any partnership interest or corporate shares of Mortgagor whether by Mortgagor or any of its partners or shareholders unless the Mortgagor shall have first notified the Mortgagee in writing of such change at least 30 days prior to the effective date of such change, and shall have first taken all action required by the Mortgagee for the purpose of perfecting or protecting the lien and security interest of the Mortgagee. The Mortgagor’s principal place of business and chief executive office, and the place where Mortgagor keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of the Mortgagor) and will continue to be the address of the Mortgagor set forth at the end of the Mortgage (unless the Mortgagor notifies the Mortgagee in writing at least 30 days prior to the date of such change). The Mortgagor’s organizational identification number, if any, assigned by the state of incorporation or organization is correctly set forth in paragraph 30 of this Mortgage. The Mortgagor shall promptly notify the Mortgagee of any change in its organizational identification number. If the Mortgagor does not now have an organizational identification number and later obtains one, the Mortgagor promptly shall notify the Mortgagee of such organizational identification number.

3.          Insurance.

a.          Mortgagor shall keep the buildings, structures, fixtures, personal property and other improvements now existing or hereafter erected or placed on the Land insured against loss by fire, perils of extended coverage, and such other hazards, casualties and contingencies, on a “Special Forms Peril” form, for the full replacement cost, with coverage for demolition and increased costs of construction, and Equipment Breakdown Insurance, for such periods with policies in such form as may be required by Mortgagee. All insurance shall be carried in companies approved by Mortgagee and the policies and renewals thereof shall (i) contain a waiver of defense based on coinsurance, (ii) be constantly assigned and pledged to and held by Mortgagee as additional security for the Indebtedness secured by this Mortgage, (iii) contain an agreement of the insurer that it will not cancel the policy except after thirty (30) days prior written notice to Mortgagee, (iv) contain a standard or union mortgage clause (sometimes known as the New York Standard Mortgage Clause), creating a separate contract between the insurer and Mortgagee, in favor of and in form acceptable to Mortgagee, (v) include effective waivers by the insurer of all claims for insurance premiums against Mortgagee, (vi) provide that any losses shall be payable notwithstanding (1) any act of negligence of Mortgagor or Mortgagee, (2) any foreclosure or other proceedings or notice of sale relating to the Mortgaged Property, or (3) any change in the title to or ownership of the Mortgaged Property, and (vii) shall be reasonably satisfactory to Mortgagee in all other respects. In default thereof, Mortgagee may secure such insurance and the amount paid therefor shall become immediately due and payable with interest at the rate provided in the Note and shall be secured by this Mortgage. Notwithstanding anything herein to the contrary, it shall be Mortgagor’s and not Mortgagee’s responsibility to maintain insurance coverage. In event of loss Mortgagor will give immediate notice by mail to Mortgagee, who may make proof of loss if not made promptly by Mortgagor. Mortgagor hereby authorizes Mortgagee to settle and compromise all claims on such policies and hereby authorizes and directs each insurance company concerned to make payment for any such loss directly to Mortgagee instead of to Mortgagor and Mortgagee jointly. In the event that the loss exceeds $20,000.00, the insurance proceeds, or any part thereof, may be applied by Mortgagee at its option either to the reduction of the Indebtedness hereby secured (provided that in the event such application does not pay said Indebtedness in full, any such partial payment shall not affect or suspend remaining installment payments of principal and interest due under the Note) or to the restoration or repair of the property damaged. The original of all policies of insurance shall be deposited with Mortgagee. In lieu of a deposit of the original policy, Mortgagor may provide a certificate of insurance and a certified copy of the insuring provisions of a master policy of insurance covering the Mortgaged Property. Mortgagor shall provide Mortgagee upon request with appropriate evidence that all premiums on said policies of insurance have been paid. In the event of foreclosure of this Mortgage, all right, title and interest of Mortgagor in and to any insurance policies then in force and proceeds of insurance not yet paid for loss or damage shall pass to the purchaser at the foreclosure sale.

Notwithstanding the provisions contained in Paragraphs 3 and 13 of this Mortgage to the contrary, if all or a portion of the Improvements is taken by eminent domain, or destroyed or damaged by fire or other casualty, Mortgagor may elect to have the proceeds of insurance or the condemnation award, less the portion thereof applied to the costs of obtaining such proceeds or award (the “Net Proceeds”) applied to replace, repair, rebuild, and restore the Mortgaged Property to substantially the same condition as existed before the taking or event causing the damage or destruction, with such changes, alterations, and modifications as may be desired by Mortgagor and approved by Mortgagee, and will be suitable for continued operation of the Mortgaged Property for the business purposes of Mortgagor, subject to the following conditions:

(i)	No uncured Event of Default shall exist hereunder on the date any disbursement of Net Proceeds is requested by Mortgagor;

(ii)	The appraised value of the Land and improvements after such restoration or repair shall not have been reduced below the appraised value of the Mortgaged Property as of the date of this Mortgage; and

(iii)	All Net Proceeds shall be paid to Mortgagee and shall be disbursed by an escrow agent designated by Mortgagee, in the manner consistent with disbursements of construction proceeds. Prior to the first disbursement of Net Proceeds, Mortgagor shall provide Mortgagee with plans and specifications for the restoration reasonably acceptable to Mortgagee, a copy of the construction contract with a contractor reasonably acceptable to Mortgagee providing for the necessary reconstruction and repair, insurance coverage commonly required for new construction, and a sworn cost statement itemizing all costs of the restoration and demonstrating that the Net Proceeds are sufficient to pay such costs. If the Net Proceeds are insufficient to complete restoration, Mortgagor shall deposit the difference with the escrow agent prior to the first disbursement of Net Proceeds.

b.          Mortgagor shall also maintain public liability, including personal injury and property damage, insurance applicable to the Mortgaged Property in such amounts as are usually carried by persons operating similar properties in the same general locality but in any event with limits of liability not less than $1,000,000.00 combined single limit, naming Mortgagee as an additional insured, and containing an agreement of the insurer that it will not cancel the policy except after thirty (30) days prior written notice to Mortgagee.

c.          If the Land or any part thereof is located in a designated official flood-hazard area, Mortgagor shall also maintain flood insurance insuring the Mortgaged Property now existing or hereafter erected on the Land in an amount equal to the actual replacement cost thereof or to the maximum limit of coverage made available with respect to the Mortgaged

Property under the Federal Flood Disaster Protection Act of 1973 (P.L. 93-234), as amended, whichever is less.

4.          Payment of Taxes, Assessments and Other Charges. Subject to required payments under paragraph 5 hereof and to paragraph 8 relating to contests, Mortgagor shall pay before a penalty might attach for nonpayment thereof, all taxes and assessments and all other charges whatsoever levied upon or assessed or placed against the Mortgaged Property, except that assessments may be paid in installments so long as no fine or penalty is added to any installment for the nonpayment thereof. Mortgagor shall likewise pay all taxes, assessments and other charges, levied upon or assessed, placed or made against, or measured by, this Mortgage, or the recordation hereof, or the Indebtedness secured hereby, provided that Mortgagor shall not be obliged to pay such tax, assessment or charge if such payment would be contrary to law or would result in the payment of an unlawful rate of interest on the Indebtedness secured hereby; and provided further that nothing herein contained shall be construed as requiring Mortgagor to pay any net income, profits or revenue taxes of Mortgagee. Mortgagor shall promptly furnish to Mortgagee all notices received by Mortgagor of amounts due under this paragraph and in the event Mortgagor shall make payment directly, Mortgagor shall promptly furnish to Mortgagee receipts evidencing such payments.

5.          Fund for Taxes, Assessments and Insurance.

a.          Unless waived in writing by Mortgagee, Mortgagor shall pay to Mortgagee on the day installments of principal and interest are payable under the Note, or on such other day of the month Mortgagee may direct until the Indebtedness is paid in full, a sum equal to one-twelfth of the yearly taxes and assessments levied against the Mortgaged Property, plus one-twelfth of the annual premiums for the insurance required by paragraph 3 hereof, all as estimated initially and from time to time by Mortgagee, to be applied by Mortgagee to pay said taxes, assessments and insurance premiums (such amounts being hereafter referred to as the “Funds”). Mortgagee shall apply the Funds to pay said taxes, assessments and insurance premiums so long as the amount of Funds held by Mortgagee is sufficient to make such payments. No earnings or interest shall be payable to Mortgagor on the Funds. Such Funds shall not be, nor be deemed to be, trust funds, and Mortgagee shall have the right to hold the Funds in any manner Mortgagee elects and may commingle the Funds with other monies held by Mortgagee.

b.          If the amount of the Funds held by Mortgagee shall exceed at any time the amount deemed necessary by Mortgagee to provide for the payment of taxes, assessments and insurance premiums, such excess shall, at the option of Mortgagee, either be promptly repaid to Mortgagor or be credited to Mortgagor on the next monthly installments of Funds due. If at any time the amount of the Funds held by Mortgagee shall be less than the amount deemed necessary by Mortgagee to pay taxes, assessments and insurance premiums as they fall due, Mortgagor shall promptly pay to Mortgagee any amount necessary to make up the deficiency upon notice from Mortgagee to Mortgagor requesting payment thereof. The Funds are pledged as additional security for the Indebtedness.

c.          Upon the occurrence of any Event of Default (as defined in Paragraph 21 hereof), Mortgagee may apply in any order as Mortgagee shall determine in its sole discretion, any Funds held by Mortgagee at the time of application to pay taxes, assessments and insurance premiums which are then or will thereafter become due or as a credit against the Indebtedness. Upon payment in full of all Indebtedness, Mortgagee shall promptly refund any Funds held by Mortgagee.

d.          Any waiver by Mortgagee of the requirements of this paragraph 5 may be revoked without prior notice by Mortgagee at any time for any reason.

6.          Payment of Utility Charges. Subject to paragraph 8 relating to contests, Mortgagor shall pay all charges (exclusive of charges which are the obligations of tenants to pay) made by utility companies, whether public or private, for electricity, gas, heat, water or sewer, furnished or used in connection with the Mortgaged Property or any part thereof, and shall, upon written request of Mortgagee, furnish proper receipts evidencing such payment.

7.          Liens. Subject to paragraph 8 hereof relating to contests, Mortgagor shall not create, incur or suffer to exist any lien, encumbrance or charge filed of record against the Mortgaged Property or the Revenues and Income or any part thereof, other than the lien of current real estate taxes and installments of special assessments with respect to which no penalty is yet payable and the Prior Permitted Encumbrances. Mortgagor shall pay, when due, the claims of all persons supplying labor or materials to or in connection with the Mortgaged Property. Mortgagor shall pay all expenses and attorney fees incurred by Mortgagee by reason of litigation with any third party for the protection of the lien of this Mortgage or the preservation of the Mortgaged Property.

8.          Permitted Contests. Mortgagor shall not be required to (i) pay any tax, assessment or other charge referred to in paragraph 4 hereof, (ii) pay any charge referred to in paragraph 6 hereof, (iii) discharge or remove any lien, encumbrance or charge referred to in paragraph 7 hereof, or (iv) comply with any statute, law, rule, regulation or ordinance referred to in paragraph 9 hereof, so long as Mortgagor shall (a) contest, in good faith, the existence, amount or the validity thereof, the amount of damages caused thereby or the extent of Mortgagor’s liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon the tax, assessment, charge or lien, encumbrance or charge so contested, (B) the sale, forfeiture or loss of the Mortgaged Property or any part thereof, and (C) any interference with the use or occupancy of the Mortgaged Property or any part thereof, and (b) shall give such security to Mortgagee as may be reasonably demanded by Mortgagee to insure compliance with the foregoing provisions of this paragraph 8. Mortgagor shall give prompt written notice to Mortgagee of the commencement of any contest referred to in this paragraph 8.

9.          Preservation and Maintenance of Mortgaged Property. Mortgagor (i) shall keep the buildings and other Improvements now or hereafter erected on the Land in safe and good repair and condition, ordinary depreciation excepted, (ii) shall constantly maintain the parking and landscaped areas of the Mortgaged Property, (iii) shall not commit waste or permit impairment or deterioration of the Mortgaged Property, (iv) shall not alter or permit the alteration by any tenant of the design or structural character of any building now or hereafter erected on the Land or hereafter construct, or permit any tenant to construct additions to existing buildings or additional buildings on the Land, without the prior written consent of Mortgagee, (v) shall not remove or permit removal from the Land of any of the fixtures or personal property included in the Mortgaged Property unless the same is immediately replaced with like property of at least equal value and utility, and this Mortgage becomes a valid first lien on such property, and (vi) shall not remove or permit removal from the Land of any buildings or other structures, nor do any act that would impair or lessen the value of the Mortgaged Property without the prior written consent of Mortgagee. Mortgagor covenants, warrants and represents that Mortgagor is in compliance with all present, and will promptly comply with all future laws, ordinances, rules and regulations of any governmental authority affecting the Mortgaged Property.

10.          Right of Mortgagee to Enter. Mortgagor will permit Mortgagee and its agent to enter and to authorize others to enter upon any or all of the Mortgaged Property, at any time and from time to time, to inspect the same, to perform or observe any covenant, conditions, or terms which Mortgagor shall fail to perform, meet or comply with, or for any other purpose in connection with the protection or preservation of Mortgagee’s security, without thereby becoming liable to Mortgagor or any person in possession under Mortgagor. Mortgagee is under no obligation to exercise the rights permitted by this Section. If any such inspection is made during construction of the Mortgaged Property or thereafter, said inspection shall be strictly for the benefit of Mortgagee. Mortgagor hereby assumes all inspection responsibilities with respect to the construction, if any, of the Mortgaged Property.

11.     Prior Permitted Encumbrances. Mortgagor shall keep current and free from default all Prior Permitted Encumbrances.

12.     Uniform Commercial Code Security Interest. This Mortgage shall constitute a security agreement pursuant to the Uniform Commercial Code covering any of the items or types of property included as part of the Mortgaged Property that may be subject to a security interest pursuant to the Uniform Commercial Code, and Mortgagor hereby grants Mortgagee a security interest in such items or types of property. This Mortgage or a reproduction hereof, is sufficient as a financing statement and as a financing statement, it covers goods which are or are to become fixtures on the Land. The Mortgagor hereby authorizes the Mortgagee at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements with or without the signature of the Mortgagor as authorized by applicable law, as applicable to all or part of the Mortgaged Property and/or the Mortgaged Property. Mortgagor shall pay all costs of filing such instruments. For purposes of such filings, the Mortgagor agrees to furnish any information requested by the Mortgagee promptly upon request by the Mortgagee. The Mortgagor also ratifies its authorization for the Mortgagee to have filed any like initial financing statements, amendments thereto and continuation statements, if filed prior to the date of this security instrument. The Mortgagor hereby irrevocably constitutes and appoints the Mortgagee and any officer or agent of the Mortgagee, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Mortgagor or in the Mortgagor’s own name to execute in the Mortgagor’s name any documents and otherwise to carry out the purposes of this Section 12, to the extent that the Mortgagor’s authorization above is not sufficient. To the extent not permitted by law, the Mortgagor hereby ratifies all acts said attorneys-in-fact have lawfully done in the past or shall lawfully do or cause to be done in the future by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable.

13.     Condemnation. If all or any part of the Mortgaged Property is damaged, taken, or acquired, either temporarily or permanently, in any condemnation proceeding, or by exercise of the right of eminent domain, or by reason of sale under threat thereof, or in anticipation of the exercise of the right of condemnation or other eminent domain proceedings, the amount of any award or other payment for such taking, acquisition or damages made in consideration thereof, to the extent of the full amount of the remaining unpaid Indebtedness secured by this Mortgage, is hereby assigned to Mortgagee, who is empowered to collect and receive the same and to give proper receipts therefor in the name of Mortgagor and the same shall be paid forthwith to Mortgagee. Mortgagee at its option, may release any such award or monies so received or apply same in whole or in part, after the payment of all of its expenses, including costs and attorneys’ fees, on account of the last maturing installments of the Indebtedness, irrespective of whether such installments are then due and payable. Mortgagor shall give written notice to Mortgagee immediately upon its receipt of notice of the institution of any condemnation proceeding or other eminent domain proceedings or negotiations with respect thereto.

14.     Subrogation. If Mortgagee pays any prior lien from the proceeds of the loan secured by this Mortgage, it shall be subrogated to the rights of the holder of such prior lien as fully as if such lien had been assigned to Mortgagee.

15.     Protection of Mortgagee’s Security. Subject to the rights of Mortgagor under paragraph 8 hereof, if Mortgagor fails to perform any of the covenants and agreements contained in this Mortgage or if any action or proceeding is commenced which affects the Mortgaged Property or the interest of Mortgagee therein, or the title thereto, then Mortgagee, at Mortgagee’s option, may perform such covenants and agreements, defend against and/or investigate such action or proceeding, and take such other action as Mortgagee deems necessary to protect Mortgagee’s interest. Mortgagee shall be the sole judge of the legality, validity and priority of any claim, lien, encumbrance, tax, assessment, charge and premium paid by it and of the amount necessary to be paid in satisfaction thereof. Mortgagee is hereby given the irrevocable power of attorney (which power is coupled with an interest and is irrevocable) to enter upon the Mortgaged Property as Mortgagor’s agent in Mortgagor’s name to perform any and all covenants and agreements to be performed by Mortgagor as herein provided. Any amounts or expenses disbursed or incurred by Mortgagee pursuant to this paragraph 15 with interest thereon, shall become additional Indebtedness of Mortgagor secured by this Mortgage. Unless Mortgagor and Mortgagee agree in writing to other terms of repayment, such amounts shall be immediately due and payable, and shall bear interest from the date of disbursement at the annual rate stated in the Note which the Mortgage secures, unless collection from Mortgagor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Mortgagor under applicable law. Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other lien discharged in whole or in part by Mortgagee under the provisions hereof, and any such subrogation rights shall be additional and cumulative security for this Mortgage. Nothing contained in this paragraph 15 shall require Mortgagee to incur any expense or do any act hereunder and Mortgagee shall not be liable to Mortgagor for any damages or claims arising out of action taken by Mortgagee pursuant to this paragraph 15.

16.     No Secondary Financing. Mortgagor shall not create or permit to be created or to remain, with the exception of the Prior Permitted Encumbrances, any subordinate lien on the Mortgaged Property or any part thereof to secure any Indebtedness for borrowed money, without obtaining the prior written consent of Mortgagee.

17.     Change in Tax Laws. Mortgagor will pay all taxes, assessments and other similar charges, other than Mortgagee’s income tax, which may be assessed upon the Mortgaged Property, or upon Mortgagee’s interest therein, or upon this Mortgage or the monies secured hereby without regard to any law heretofore enacted or hereafter to be enacted, imposing payment of the whole or any part thereof upon Mortgagee. Upon violation of this undertaking or the passage of a law imposing payment of the whole or any portion of any of the taxes aforesaid upon Mortgagee, or upon the rendering by any court of competent Jurisdiction of a decision that the undertaking by Mortgagor as herein provided to pay taxes, assessments or other similar charges is legally inoperative, then and in any such event the Indebtedness, without any deduction, shall at the option of Mortgagee become immediately due and payable, notwithstanding anything contained in this Mortgage or any law hereafter enacted.

18.     Miscellaneous Rights of Mortgagee. Mortgagee may at any time and from time to time, without notice, release any person liable for payment of any of the Indebtedness, extend the time or alter the terms of payment of any of the Indebtedness, accept additional security of any kind, release any property securing the Indebtedness, consent to the making of any plat or map of the Land or the creation of any easement thereon or any covenants restricting use or occupancy thereof, or alter or amend the terms of this Mortgage in any way. No such release, modification, addition, or change shall affect the liability of any person other than the person so released for payment of the Indebtedness, nor affect the priority and lien priority status of this Mortgage upon any property not so released.

19.     Costs of Administration. If Mortgagor shall request any consent, agreement, modification, release or information from Mortgagee concerning the Mortgaged Property, the Note, or any other agreement securing the Indebtedness, Mortgagor shall pay to Mortgagee on demand a reasonable fee for considering the request along with any expenses such as appraisal fees, attorneys’ fees, or credit report charges, whether or not the request is granted by Mortgagee. Such amounts shall become additional Indebtedness of Mortgagor secured by this Mortgage and shall bear interest from the date incurred or disbursed at the rate applicable to the principal provided in the Note.

20.     Event of Default Defined. Each of the following occurrences shall constitute an Event of Default hereunder (hereinafter called “Event of Default”):

a.          Mortgagor shall fail to duly and punctually pay any installment of interest or of principal and interest payable under the Note, or any other payment of money to be made under the Note, or any other default or event of default occurs under the terms of the Note.

b.          Mortgagor shall default in the performance of or breach of the agreement contained in paragraph 16 hereof.

c.          Mortgagor shall fail to duly perform or observe any of the covenants or agreements contained in this Mortgage other than covenants, agreements or events of default as defined in this paragraph 21 herein, after 30 days written notice to Mortgagor.

d.          Mortgagor shall make an assignment for the benefit of creditors, or shall admit in writing inability to pay debts as they become due, or shall generally not be paying its debts as they come due, or shall file a petition in bankruptcy, or shall become or be adjudicated a bankrupt or insolvent, however defined, or shall file a petition seeking any reorganization, dissolution, liquidation, arrangement, composition, readjustment or similar relief under any present or future bankruptcy or insolvency statute, law or regulation or shall file an answer admitting to or not contesting the material allegations of a petition filed against Mortgagor in such proceedings, or shall not, within 30 days after the filing of such petition, have same dismissed or vacated, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of a material part of Mortgagor’s properties or of the Mortgaged Property or shall not, within 30 days after the appointment (without Mortgagor’s consent or acquiescence) of a trustee, receiver or liquidator of any material part of Mortgagor’s properties or of the Mortgaged Property, have such appointment vacated.

e.          A judgment, writ or warrant of attachment or execution, or similar process shall be entered and become a lien on, or issued or levied against, the Mortgaged Property or any part thereof and shall not be released, vacated or fully bonded within 20 days after its entry, issue or levy.

f.          A default or event of default, however defined, shall occur under any other mortgage, assignment or other security document constituting a lien on the Mortgaged Property or any part thereof, after 30 days written notice to Mortgagor.

g.          A default or an event of default shall occur under the Loan Documents (as that term is defined in the Note), which Loan Documents are incorporated herein by reference as if set forth herein in full.

h.          The Mortgaged Property, or any part thereof, or Mortgagor’s legal and equitable interest therein, shall, without the prior written consent of Mortgagee, be sold, assigned, conveyed, transferred or encumbered, whether voluntarily, involuntarily, due to death or otherwise, or by operation of law, or, if Mortgagor is a corporation or partnership, any interest in Mortgagor shall be sold, conveyed, transferred or encumbered, whether voluntarily, involuntarily, due to death or otherwise, or by operation of law; this provision shall apply to each and every sale, assignment, transfer, conveyance or encumbrance regardless of whether or not Mortgagee has in connection with any previous sale, transfer, conveyance or encumbrance, consented or waived its rights, whether by action or nonaction.

i.          If Mortgagor is dissolved or fails to be in good standing under the laws of the State of Delaware, after reasonable notice and opportunity to cure.

Immediately upon becoming aware of the existence of any condition or event which constitutes, or which after notice or lapse of time, or both would constitute, an Event of Default, Mortgagor shall given written notice to Mortgagee specifying the nature and period of existence thereof and what action Mortgagor has taken, is taking or proposes to take with respect thereto.

21.     Remedies. Upon the occurrence of any Event of Default or at any time thereafter until such Event of Default is cured to the written satisfaction of Mortgagee, Mortgagee may, at its option, exercise one or more of the following rights and remedies (and any other rights and remedies available to it):

a.          Mortgagee may, by written notice to Mortgagor declare immediately due and payable all unmatured Indebtedness secured by this Mortgage, and the same shall thereupon be immediately due and payable, without further notice or demand.

b.          Mortgagee shall have and may exercise with respect to all personal property and fixtures which are part of the Mortgaged Property, and with respect to the Revenues and Income, all the rights and remedies accorded upon default to a secured party under the Uniform Commercial Code, as in effect in the State of Minnesota. If notice to Mortgagor of intended disposition of such property is required by law in a particular instance, such notice shall be deemed commercially reasonable if given to Mortgagor (in the manner specified in paragraph 28) at least 10 calendar days prior to the date of intended disposition. Mortgagor shall pay on demand all costs and expenses incurred by Mortgagee in exercising such rights and remedies, including without limitation, reasonable attorneys’ fees and legal expenses.

c.          Mortgagee may (and is hereby authorized and empowered to) foreclose this Mortgage by action or advertisement, pursuant to the statutes of the State of Minnesota in such case made and provided, power being expressly granted to sell the Mortgaged Property at public auction and convey the same to the purchaser in fee simple, and, out of the proceeds arising from such sale, to pay all Indebtedness secured hereby with interest, and all legal costs and charges of such foreclosure and the maximum attorneys’ fees permitted by law, which costs, charges and fees Mortgagor agrees to pay.

d.          Mortgagor hereby waives all right of homestead exemption in the Mortgaged Property.

22.     Waiver of Rights Regarding Remedies. Mortgagor understands and agrees that if an “Event of Default” (as defined in paragraph 21) shall occur, Mortgagee has the right, among others, to foreclose this Mortgage by advertisement pursuant to Minnesota Statutes, Chapter 580 as now in effect or as it may be hereafter amended, or pursuant to any similar or replacement statute hereafter enacted. That under said Chapter 580 as now in effect, if Mortgagee elects to foreclose by advertisement, it may cause the Mortgaged Property, or any part thereof, to be sold at public auction; that notice of such sale must be published for six weeks and served upon all persons in possession of the Mortgaged Property at least four weeks before the sale; that after sale, Mortgagor will have six or twelve months or such other period as may then be provided by law, if any, to redeem the Mortgaged Property so sold, depending upon circumstances outlined in Minnesota Statutes, Section 580.23, by paying the sale price, any taxes, assessments and insurance premiums paid by the purchaser at such sale and other sums permitted by law, together with interest thereon from the date of sale at the highest rate permitted by law.

Mortgagor further understands that in the event of such default, Mortgagee may take possession of any personal property covered by this Mortgage and dispose of the same by sale or otherwise in one or more parcels; provided that at least 10 days’ prior notice of such disposition that must be given to Mortgagor, all as provided for by the Minnesota Uniform Commercial Code, as now in effect or as hereafter amended, or by any similar or replacement statute hereafter enacted.

Mortgagor further understands that under the Constitution of the United States and the State of Minnesota, Mortgagor may have the right to notice and hearing before the Mortgaged Property may be sold and that the procedure for foreclosure by advertisement described above does not insure that notice will be given to Mortgagor, and neither said procedure for foreclosure by advertisement nor the Uniform Commercial Code requires any such hearing or other Judicial proceeding.

MORTGAGOR HEREBY RELINQUISHES, WAIVES AND GIVES UP MORTGAGOR’S CONSTITUTIONAL RIGHTS, IF ANY, TO NOTICE AND HEARING BEFORE SALE OF THE MORTGAGED PROPERTY AND EXPRESSLY CONSENTS AND AGREES THAT THE MORTGAGED PROPERTY MAY BE FORECLOSED BY ADVERTISEMENT AND THAT PERSONAL PROPERTY COVERED BY THIS MORTGAGE AND SECURITY AGREEMENT MAY BE DISPOSED OF PURSUANT TO THE UNIFORM COMMERCIAL CODE, ALL AS DESCRIBED ABOVE.

23.     Waiver of Marshalling. Mortgagor, any party who consents to this Mortgage and any party who now or hereafter acquires a lien on the Mortgaged Property and who has actual or constructive notice of this Mortgage hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

24.     Forbearance by Mortgagee Not a Waiver. Any delay by Mortgagee in exercising any right or remedy hereunder, or otherwise afforded by law or equity shall not be a waiver of or preclude the exercise of such right or remedy or any other right or remedy hereunder or at law or equity. The failure of Mortgagee to exercise any option to accelerate maturity of the Indebtedness secured by the Mortgage, the forbearance by Mortgagee before or after the exercise of such option, or the withdrawal or abandonment of proceedings provided for by this Mortgage shall not be a waiver of the right to exercise such option or to accelerate the maturity of such Indebtedness by reason of any past, present or future event which would permit acceleration under paragraph 22 hereof. The procurement of insurance or the payment of taxes or other liens or charges by Mortgagee shall not be a waiver of Mortgagee’s right to accelerate the maturity of the Indebtedness hereby secured.

25.     Mortgagee’s Remedies Cumulative. All remedies of Mortgagee are distinct and cumulative to any other right or remedy under this Mortgage or afforded by law or equity, and may be exercised concurrently or independently and as often as the occasion therefor arises.

26.     Successors and Assigns Bound, Captions. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective heirs, personal representatives, successors and assigns of Mortgagee and Mortgagor and shall bind persons who become bound as a debtor to this Mortgage. The captions and headings of the paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.

27.     Notice. Any notice under this Mortgage shall be deemed to have been given if hand delivered or mailed by certified mail, return receipt requested, to Mortgagor or Mortgagee at the following addresses:

If to Mortgagor:

Pro-Dex Sunfish Lake, LLC

2361 McGaw Avenue

Irvine, Ca 92614

If to Mortgagee:

Fortitude Income Fund, LLC

701 Washington Ave North, Suite 550

Minneapolis, MN 55401

or at such other address as Mortgagor may designate in writing to Mortgagee.

28.     Governing Law. This Mortgage shall be governed by the substantive laws of the State of Minnesota. All terms in this Mortgage that are defined in the Minnesota Uniform Commercial Code, as amended from time to time (the “UCC”), shall have the meanings set forth in the UCC, and such meanings shall automatically change at the time that any amendment to the UCC, which changes such meanings, shall become effective. In the event that any provision or clause of this Mortgage conflicts with applicable law, such conflict shall not affect other provisions of this Mortgage which can be given effect without the conflicting provisions and to this end the provisions of the Mortgage are declared to be severable.

29.     Fixture Filing. From the date of its recording, this Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all goods constituting part of the Mortgaged Property (as more particularly described in the granting clause of this Mortgage) which are or are to become fixtures related to the real estate described herein. For this purpose, the following information is set forth:

a.	Name and Address of Debtor and Record Owner of Real Estate:

Pro-Dex Sunfish Lake, LLC
2361 McGaw Avenue
Irvine, Ca 92614

b.	Name and Address of Secured Party.

Fortitude Income Fund, LLC
701 Washington Ave North, Suite 550
Minneapolis, MN 55401

c.	This document covers goods which are or are to become fixtures and that personal property hereinabove described.

30.     Hazardous Materials. Mortgagor covenants, represents and warrants to Mortgagee, its successors and assigns, (i) that it has not used or permitted and will not use or permit the Mortgaged Property to be used, whether directly or through contractors, agents or tenants, and to the best of Mortgagor’s knowledge and except as disclosed to Mortgagee in writing, the Mortgaged Property has not at any time been used for the generating, transporting, treating, storage, manufacture, emission of, or disposal of any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances as defined in the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, or the Federal Resource Conservation and Recovery Act of 1976, or the Minnesota Environmental Response and Liability Act, Minn. Stat. Ch. 115B, or any other federal, state or local environmental laws, statutes, regulations, requirements and ordinances, and also including urea formaldehyde and asbestos (the “Hazardous Materials”); (ii) that there have been no investigations or reports involving Mortgagor or the Mortgaged Property by any governmental authority which in any way pertain to Hazardous Materials other than as previously disclosed to Mortgagee; (iii) that to the best of their knowledge and belief, upon due inquiry, Mortgagor’s operation of the Mortgaged Property has not violated and is not currently violating any federal, state or local law, regulation, ordinance or requirement governing Hazardous Materials; (iv) that the Mortgaged Property is not listed in the United States Environmental Protection Agency’s National Priorities List of Hazardous Waste Sites nor any other list, schedule, log, inventory or record of Hazardous Materials or hazardous waste sites, whether maintained by the United States Government or any state or local agency; and (v) that the Improvements will not contain any urea formaldehyde or asbestos, except as may have been disclosed in writing to Mortgagee by Mortgagor at the time of execution and delivery of this Mortgage, and except to the extent that industry standard building materials utilized by Mortgagor in any new construction on the Mortgaged Property may contain such materials. Mortgagor agrees to indemnify and reimburse Mortgagee, its successors and assigns, for any breach of these representations and warranties and from any loss, damage, expense or cost arising out of or incurred by Mortgagee which is the result of a breach of, misstatement of or misrepresentation of the above covenants, representations and warranties, together with all attorney’s fees incurred in connection with the defense of any action against Mortgagee arising out of the above. These covenants, representations and warranties shall be deemed continuing covenants, representations and warranties for the benefit of Mortgagee, and any successor and assigns of Mortgagee, including any purchaser at a mortgage foreclosure sale, any transferee of the title of Mortgagee or any subsequent purchaser at a foreclosure sale, and any subsequent owner of the Mortgaged Property and shall survive any foreclosure of this Mortgage and any acquisition of title by Mortgagee or anyone claiming through or under this

Mortgage the title of Mortgagee. The amount of all such indemnified loss, damage, expense or cost, shall bear interest thereon at the rate of interest in effect on the Note and shall become additional Indebtedness secured by this Mortgage and shall become immediately due and payable in full upon demand of Mortgagee, its successors and assigns.

31.     Blocked Persons. Mortgagor warrants, represents and covenants that neither Mortgagor, Guarantor nor any person or entity owning a direct or indirect beneficial interest in Mortgagor or Guarantor is or will be an entity or person (i) that is listed in the Annex to, or otherwise subject to, the provisions of Executive Order 13224 issued by the President of the United States on September 23, 2001 and made effective as of September 24, 2001 (“EO13224”), (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons,” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf), or (iii) who commits, threatens to commit or supports “terrorism,” as that term is defined in EO13224, (each entity or person described in clauses [i] through [iii] in this Subparagraph is sometimes referred to in this Subparagraph as a “Prohibited Person”). Mortgagor covenants and agrees that neither Mortgagor, Guarantor nor any person or entity owning a direct or indirect beneficial interest in Mortgagor or Guarantor will knowingly (x) conduct any business, or engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (y) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. Mortgagor further covenants and agrees to deliver from time to time to Mortgagee any such written certification or other evidence as may be reasonably requested by Mortgagee, confirming that (aa) neither Mortgagor, Guarantor nor any person or entity owning a direct or indirect beneficial interest in Mortgagor or Guarantor is a Prohibited Person and (bb) neither Mortgagor, Guarantor nor any person or entity owning a direct or indirect beneficial interest in Mortgagor or Guarantor has knowingly engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person.

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be duly executed as of the day and year first above written.

Pro-Dex Sunfish Lake, LLC,
a Delaware limited liability company

By:	/s/ Richard L. Van Kirk

Its: President

A notary public or other officer completing
this certificate verifies only the identity of
the individual who signed the document to
which this certificate is attached, and not the
truthfulness, accuracy, or validity of that
document.

State of California

County of Orange

On September 8, 2015 before me, notary public Mark Nava Fernandez (here insert name and title of officer), personally appeared Richard Lee Jr. Van Kirk, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Mark Nava Fernandez	(Seal)
Signature

Send Tax Statements to:

Pro-Dex Sunfish Lake, LLC
2361 McGaw Avenue
Irvine, CA 92614

With copy to:

Fortitude Income Fund, LLC

THIS INSTRUMENT WAS DRAFTED BY:
Michael F. Hurley, Esq.
Barna, Guzy & Steffen, Ltd.
400 Northtown Financial Plaza
200 Coon Rapids Boulevard
Minneapolis, Minnesota 55433
(763) 780-8500

663305-v1

EXHIBIT A

Legal Description

The East 500 feet of the South 200 feet (as measured along the East and South lines respectively) of the Northeast Quarter (NE ¼ of SE ¼) of Section numbered Twenty-seven (27), Township Thirty-two (32) North of Range Twenty-five(25) West, Anoka County, Minnesota.

EXHIBIT B

Permitted Encumbrances